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                                                                     EXHIBIT 23



              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


To: Heritage Oaks Bancorp

We consent to the incorporation of our report dated February 7, 1997, on the consolidated financial statements of Heritage Oaks Bancorp as of December 31, 1996 and 1995, and for each of the three years in the period ended December 31, 1996 included in its Annual Report on Form 1O-KSB for the year ended December 31, 1996.


/s/ VAVRINEK, TRINE, DAY & CO.
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VAVRINEK, TRINE, DAY & CO.
Certified Public Accountants
Rancho Cucamonga, California
March 21, 1997